SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 20, 2003

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 5.	Other Events.

On October 20, 2003, Riverstone Networks, Inc. (the “Company”) announced the appointment of David Ginsburg as the Company’s Vice President, Worldwide Marketing. On October 21, 2003, the Company announced the appointment of Roger A. Barnes as the Company’s Executive Vice President and Chief Financial Officer. On November 5, 2003, the Company announced the appointment of Michael Ressner to its board of directors. On November 17, 2003, the Company announced the appointment of Christopher Chillingworth as the Company’s Vice President of Finance and Controller. Attached hereto, and incorporated by reference herein, as Exhibits 99.1, 99.2, 99.3, and 99.4 are the press releases dated October 20, 2003, announcing Mr. Ginsburg’s appointment, October 21, 2003, announcing Mr. Barnes’ appointment, November 5, 2003, announcing Mr. Ressner’s appointment, and November 17, 2003, announcing Mr. Chillingworth’s appointment, respectively.

In addition, Suresh Gopalakrishnan, formerly the Executive Vice President of Engineering, and Peter McGann, formerly the Executive Vice President of Sales and Service, have ceased to be employed by the Company.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release dated October 20, 2003.

99.2	Press release dated October 21, 2003

99.3	Press release dated November 5, 2003.

99.4	Press release dated November 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2003

RIVERSTONE NETWORKS, INC.

By:	/s/ Roger A. Barnes

Name:	Roger A. Barnes
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 20, 2003.

99.2	Press release dated October 21, 2003.

99.3	Press release dated November 5, 2003.

99.4	Press release dated November 17, 2003.